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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated January 28, 1994, accompanying the financial statements of Alrenco, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Experts" and "Selected Historical Financial and Operating Data".

WELENKEN HIMMELFARB & CO.

Louisville, Kentucky
August 28, 1996